Exhibit 99.1

NEWS RELEASE

SanDisk Corporation

951 SanDisk Drive

Milpitas, CA 95035-7932

Phone: 408-801-1000

SANDISK ANNOUNCES FINAL REGULATORY APPROVAL FOR ACQUISITION BY WESTERN DIGITAL

Acquisition expected to close on May 12, 2016

MILPITAS, Calif. — May 10, 2016 — SanDisk Corporation (NASDAQ: SNDK) today announced that the Ministry of Commerce of China (“MOFCOM”) has approved the acquisition of SanDisk by Western Digital Technologies, Inc., a wholly-owned subsidiary of Western Digital Corporation (NASDAQ: WDC).

All necessary regulatory approvals for the acquisition have now been received and the transaction is expected to close on Thursday, May 12, 2016.  SanDisk stockholders previously voted to approve the transaction at a special meeting of stockholders held on March 15, 2016.

“We are pleased that the final regulatory approval has been received and we can now proceed with the planned combination with Western Digital,” said Sanjay Mehrotra, president and chief executive officer, SanDisk.  “We thank our stakeholders for their support of this transaction and look forward to contributing to the success of Western Digital as it transforms into the leading storage solutions company.”

ABOUT SANDISK

SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions. For more than 27 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry. Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world’s largest data centers, and embedded in advanced smartphones, tablets and PCs. SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide. For more information, visit www.sandisk.com.

© 2016 SanDisk Corporation. All rights reserved. SanDisk and the SanDisk logo are trademarks of SanDisk Corporation, registered in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on SanDisk’s current expectations, estimates and projections about the proposed merger, its business and industry, management’s beliefs, and certain assumptions made by SanDisk and Western Digital Corporation, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words.  Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the proposed merger and the expected date of closing of the merger with Western Digital Technologies, Inc.’s wholly-owned subsidiary, Schrader Acquisition Corporation.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference in connection with the proposed merger include, but are not limited to, the following factors: (1) the failure to satisfy conditions to completion of the merger; (2) uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger; (3) risks that the proposed merger disrupts the current plans and operations of Western Digital or SanDisk; (4) the ability of Western Digital and SanDisk to retain and hire key personnel; (5) competitive responses to the proposed merger; (6) unexpected costs, charges or expenses resulting from the merger; (7) the outcome of any legal proceedings that could be instituted against Western Digital, SanDisk or their respective directors related to the merger agreement; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (9) the inability to obtain, or delays in obtaining, cost savings and synergies from the merger; (10) delays, challenges and expenses associated with integrating the combined companies’ existing businesses and the indebtedness planned to be incurred in connection with the merger; and (11) legislative, regulatory and economic developments.  These risks, as well as other risks associated with the proposed merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger.  The forward-looking statements in this document speak only as of the date of the particular statement.  Neither SanDisk nor Western Digital undertakes any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to SanDisk’s overall business, including those more fully described in SanDisk’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended January 3, 2016 and its quarterly reports filed on Form 10-Q for fiscal year 2016, and Western Digital’s overall business and financial condition, including those more fully described in Western Digital Corporation’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended July 3, 2015 and its quarterly reports filed on Form 10-Q for the current fiscal year.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Western Digital Corporation filed with the SEC a Registration Statement on Form S-4 which includes a joint proxy statement/prospectus of SanDisk and Western Digital.  The Registration Statement on Form S-4 was declared effective on February 5, 2016.  Each of SanDisk and Western Digital Corporation have provided the joint proxy statement/prospectus to their respective stockholders.  SanDisk and Western Digital Corporation also plan to file other documents with the SEC regarding the proposed merger.  This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which SanDisk or Western Digital Corporation may file with the SEC in connection with the proposed merger.  INVESTORS AND SECURITY HOLDERS OF SANDISK AND WESTERN DIGITAL CORPORATION ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  You may obtain copies of all documents filed with the SEC regarding this merger, free of charge, at the SEC’s website (www.sec.gov).  In addition, copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.sandisk.com.  Copies of the documents filed with the SEC by Western Digital Corporation will be available free of charge on Western Digital’s website at http://www.westerndigital.com.

Investor Contacts:

Jay Iyer, 408-801-2067

jay.iyer@sandisk.com

Brendan Lahiff, 408-801-1732

brendan.lahiff@sandisk.com

Media Contact:

Carol Kurimsky, 408-801-1390

carol.kurimsky@sandisk.com

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